Exhibit h(v) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K
                                   AGREEMENT
                                      for
                          SUB-ADMINISTRATIVE SERVICES

     This AGREEMENT is made as of November 1, 2004, among Federated Services Company, a Pennsylvania corporation having its principal office and place of business at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779 ("Federated"), The Huntington National Bank, a national banking association having its principal office and place of business at 41 South High Street, Columbus, OH 43287 ("Huntington" or "Administrator") and each of the following investment companies on an individual and not joint basis (each an "Investment Company"): The Huntington Funds and Huntington VA Funds, each a Massachusetts business trust having its principal office and place of business at 5800 Corporate Drive, Pittsburgh, PA 15237-7010. Each Investment Company is entering into this Agreement on behalf of (and legally binds) its portfolios now existing or hereafter created, which shall be listed in the attached Investment Company Exhibit and revised from time to time (each such portfolio, including any classes of shares, a "Fund" and collectively the "Funds"). Federated is entering into this Agreement on behalf of itself and any of its subsidiaries with which it may subcontract under this Agreement. Each Investment Company, Huntington and Federated may be individually and collectively referred to as a "Party" or "Parties."

     WHEREAS, the Investment Company is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"), with authorized and issued shares of beneficial interests ("Shares"), each of which may be designated or divided into one or more classes ("Class" or "Classes");

     WHEREAS, Huntington desires to retain Federated as Sub-Administrator to assist Huntington in providing Administrative Services to each Investment Company, Federated agrees to provide such assistance, and Huntington agrees to compensate Federated for such services;

     NOW THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, and intending to be legally bound, the Parties agree to the following:

Article 1.  Appointment as Sub-Administrator.

     The   Investment    Company   and   Huntington    appoint    Federated   as
Sub-Administrator, and Federated accepts such appointment under the terms of this Agreement.

Article 2.  Federated's Duties as Sub-Administrator.

     Subject to the supervision and control of the Investment Company's Board of Trustees ("Board") and in accordance with Proper Instructions (as defined hereafter) from the Investment Company, Federated will provide facilities, equipment, and personnel to carry out the following sub-administrative services for operation of the business and affairs of the Investment Company and each of its Funds. In all cases, Federated shall remain subject to the supervision and control of the Investment Company's Board of Trustees ("Board"). Federated shall exclusively or in conjunction with any other Fund administrator:

A. prepare, file, and maintain the Investment Company's governing documents and any amendments thereto, including the Declaration of Trust (which has already been prepared and filed) and By-laws (collectively, the "Charter Documents"), and minutes of Board and Fund shareholder meetings;

B. prepare and file with the Securities and Exchange Commission ("SEC") and the appropriate state securities authorities: (i) the registration statements for the Investment Company and its Shares, including any prospectus, statement of additional information ("Prospectus") any and all amendments and supplements thereto ("Registration Statement"); (ii) reports to regulatory authorities and Fund shareholders (except that Federated shall only review and file Forms N-SAR, N-CSR, N-Q and N-PX); (iii) routine proxy statements; and (iv) such other documents necessary for the Investment Company to continuously offer its shares unless the Investment Company has directed another service provider to be responsible for such document preparation and filing;

C. prepare, negotiate, and administer contracts on behalf of the Investment Company with, among others, the Investment Company's administrators, investment advisers, sub-investment advisers, fund accountants, custodians, and distributors, subject to any applicable restrictions of the Board or the 1940 Act;

D. coordinate the layout and printing of Prospectuses and other publicly disseminated reports;

E. perform internal audit examinations in accordance with Federated's Internal Audit Department Charter and each Investment Company's Audit Committee Charter;

F.   coordinate and respond to routine SEC regulatory examinations of the Funds;

G.   assist  with the  design,  development,  and  operation  of the  Investment
     Company;

H. provide individuals reasonably acceptable to the Board for nomination, appointment, or election as Investment Company officers, who will manage certain of the Investment Company's affairs as determined by the Board;

I. consult with the Investment Company, its Board, and any other service providers on matters concerning the Investment Company and its affairs; and

J. prepare compliance policies and procedures pursuant to Rule 38a-1 under the 1940 Act with respect to the sub-administrative services it provides, and coordinate with the Investment Company's Chief Compliance Officer on annual reviews of Federated's procedures as required by such rule.

     The foregoing, along with any additional services that Federated shall agree in writing to perform for the Investment Company under this Agreement, shall hereafter be referred to as "Sub-Administrative Services." Federated's oversight of other service providers shall not create any liability of Federated for errors or omissions of these service providers in performing their functions. Sub-Administrative Services shall not include any duties, functions, or services to be performed for the Investment Company by its investment adviser, sub-adviser, distributor, custodian, fund accountant (recordkeeper) or transfer agent pursuant to their respective contracts with the Investment Company or Huntington.

Article 3.  Common Personnel

     Any person (even though also a Federated officer, director, trustee, partner, employee or agent) who may be or become an Investment Company officer, trustee, partner, employee or agent, shall be deemed, when rendering services to the Investment Company or acting on any Investment Company business (other than services or business in connection with Federated's duties hereunder) to be rendering such services to or acting solely for the Investment Company and not as a Federated officer, director, trustee, partner, employee or agent or one under the control or direction of Federated even though paid by Federated.

Article 4.  Proper Instructions.

     As used  throughout this Agreement,  a "Proper  Instruction"  means written instructions identifying the specific transaction or types of transactions involved that is signed or initialed by one or more person or persons authorized by the Board. Oral instructions are deemed Proper Instructions if (a) Federated or Huntington reasonably believe they have been given by a person previously authorized in writing to give such oral instructions with respect to the transaction involved, and (b) the Investment Company, Huntington or Federated promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Investment Company, Huntington and Federated are satisfied that such procedures afford adequate safeguards for the Funds' assets. Proper Instructions may only be amended in writing.

Article 5.  Investment Company Books, Records and Property.

     Federated shall create, maintain and preserve all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of, and Rule 31a-2 under, the 1940 Act pertaining to the Sub-Administrative Services that Federated performs and which are not otherwise created, maintained and preserved by another party for the Investment Company. Such books and records shall be the Investment Company's property.

     The Investment Company or its authorized representatives may inspect such books and records at Federated's premises during its normal business hours. At the Investment Company's request or pursuant to Proper Instructions, Federated will promptly provide copies of any such books and records to the Investment Company or its authorized representatives at the Investment Company's expense.

     Upon the expiration of this Agreement and pursuant to Proper Instructions, Federated will turn over to the Investment Company and cease to retain in Federated's files, those Investment Company books, records and documents that Federated created and maintained under this Agreement, provided that Federated is reimbursed for all payments and expenses due and remaining under this Agreement, and further provided that such books and records are no longer needed by Federated in performing its services or for its protection. Absent Proper Instructions regarding the delivery of Investment Company's books and records, Federated may deliver them to the Investment Company's principal place of business or retain them for six years, during the first two years of which such documents will be in readily accessible form. Any books and records in Federated's possession beyond that time period may be destroyed without further notice. In addition, Federated has the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all Investment Company property (including books, records and documents) that Federated held under this Agreement.

     Federated agrees to maintain the security and confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in SEC's Regulation S-P, 17 CFR Part 248. Federated agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specified law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Investment Company, in each instance in furtherance of fulfilling Federated's obligations under this Agreement and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

     Federated further agrees to maintain the confidentiality of the Fund's nonpublic information it receives in its role as Sub-Administrator, and to redisclose it only to authorized individuals or third parties in a manner consistent with the services contemplated under this Agreement and as proscribed or permitted by the Investment Company's policies and procedures on the disclosure of confidential information.

Article 6.  Compensation and Expenses.

     As compensation for services under this Agreement, Huntington shall compensate Federated in accordance with the schedule of fees and expenses outlined in the Agreement's Sub-Administrative Services Fee Exhibit, and such other provisions provided in this Agreement. Any fee exhibits shall be dated and executed by a duly authorized officer of Huntington and Federated. Any amendments or adjustments to these fee exhibits shall be in writing and similarly executed. However, from time to time in its sole discretion, Federated may waive all or a portion of such compensation it is entitled to receive under this Agreement. All rights of compensation shall survive the termination of this Agreement.

     Any compensation payable to Federated shall be prorated for periods of less than a month, and shall be calculated with references to a Fund's assets as determined in the time and manner specified in each Fund's Prospectus.

     Huntington will accrue daily and pay Federated monthly (or daily at Federated's request) all compensation contemplated under this Agreement and the Investment Company will pay Federated monthly (or daily at Federated's request) all out of pocket expenses contemplated under this Agreement. Out-of-pocket expenses include but are not limited to postage (including overnight courier service), envelopes, travel, duplicating, supplies, microfiche, disaster recovery, and expenses incurred at the specific direction of the fund. Out-of-pocket disbursements shall also include such other items agreed upon between the Parties from time to time. The Investment Company will reimburse Federated for any non-routine expenses (reasonable or otherwise) it incurs at Huntington's or the Investment Company's request or consent or if the expenses are not normally associated with performing Sub-Administrative Services. Federated will maintain detailed information about such compensation and out of pocket expenses.

     Federated shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Sub-Administrative Services, including the compensation of Federated employees who serve as Investment Company trustees or officers. Unless the Agreement explicitly provides to the contrary, the Investment Company shall be solely responsible, and shall promptly reimburse Federated, for all expenses Federated incurs on Huntington's or the Investment Company's behalf, including without limitation fees and expenses related to: postage and courier services; printing, document production, registration and filings; travel; outside counsel, independent auditors, or other professional services; organization of the Investment Company and its Funds; insurance coverage; interest; membership in trade organizations; compensation of persons who are not Federated's employees; custody, fund accounting, investment advisory, and other service providers; brokerage services; taxes; Board members; fees payable to federal, state and other governmental agencies; and all other expenses properly payable by the Investment Company.

Article 7.  Documents.

   A. On or before the execution of this Agreement, the Investment Company shall provide Federated with the following documents:

        (1)   A copy of the Investment Company's Charter Documents;

        (2)   A copy of the Board resolution authorizing this Agreement;

        (3)   A copy of each Fund's Prospectus.

   B. From time to time, the Investment Company will furnish Federated with following documents:

        (1) Each Board resolution authorizing the original issuance of Shares;

        (2) The Investment Company's Registration Statement and related amendments as filed with the SEC, and orders regarding the sale of Shares;

        (3)   A certified copy of each amendment to the Charter Documents;

        (4) Certified copies of each Board vote authorizing Investment Company officers to give Proper Instructions; and

        (5) Such other certifications, documents or opinions that Federated may, in its discretion, deem necessary or appropriate to properly perform its duties under this Agreement.

Article 8.  Representations and Warranties.

   A.   Representations and Warranties of Federated

        Federated represents and warrants to the Investment Company that:

        (1) It is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Pennsylvania;

        (2) It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification;

        (3) It is empowered under applicable laws, its organizational documents and company proceedings to enter into and perform this Agreement;

        (4) It has and will have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

        (5) It is in compliance with federal securities law requirements and is in good standing to serve as an administrator under this Agreement.

    B.  Representations and Warranties of the Investment Company

        The Investment Company represents and warrants to Federated that:

        (1) It is an investment company duly organized, existing and in good standing under the laws of its state of organization;

        (2) It is empowered under applicable laws, by its Charter Documents and company proceedings to enter into and perform its obligations under this Agreement;

        (3) It is an open-end investment company registered under the 1940 Act; and

        (4) A registration statement under the Securities Act of 1933 and 1940 Act is or will be effective, and appropriate authorizations for state securities law filings have been made and will continue to be made, with respect to all Shares being offered for sale.

    C.  Representations and Warranties of Huntington

        Huntington represents and warrants to Federated and the Investment Company that:

         (1) It is a nationally-chartered banking institution duly organized, existing and in good standing under the laws of its charter;

        (2) It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification;

        (3) It is empowered under applicable laws, its organizational documents and company proceedings to enter into and perform this Agreement;

        (4) It has and will have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

        (5) It is in compliance with federal securities law and applicable federal and state banking requirements and is in good standing to serve as an administrator under this Agreement.

Article 9.  Investment Company's Responsibilities.

   The Investment Company shall be solely responsible for the distribution of a Fund's offering document and its Registration Statement and for complying with all applicable requirements of the Internal Revenue Code, and any other laws, rules and regulations of government authorities having jurisdiction.

Article 10.  Federated's Responsibility.

   Federated shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on Federated's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

Article 11.  Assignment.

   Except as provided below, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either Party without the written consent of the other Party.

A. Either Party may assign all of or a substantial portion of its business to a successor, or to a party controlling, controlled by, or under common control with such Party upon prior written notice. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns.

B. Without further consent of the Investment Company, Federated may subcontract for the performance of Sub-Administrative Services with Reed Smith LLP and/or Federated Administrative Services, a wholly-owned subsidiary of Federated, or with any other subsidiary owned or controlled by Federated Investors, Inc. Federated shall be held to the same level of responsibility and liability to the Investment Company for this subcontractor's acts and omissions.
C. Without further consent of the Investment Company, Federated may subcontract for the performance of blue sky registration and reporting. Federated shall be held to the same level of responsibility and liability to the Investment Company for this subcontractor's acts and omissions.

D. Upon Proper Instructions from the Investment Company, Federated will subcontract for the performance of services under this Agreement with an agent selected by the Investment Company, other than as described in
      B. and C. above; but Federated is not responsible for the acts and omissions of such agent.

Article 12.  Indemnification.

   A.   Indemnification by Investment Company

        Federated shall not be responsible for and the Investment Company or Fund shall indemnify and hold harmless Federated, including its affiliates and all their officers, directors, trustees, employees, shareholders and agents against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

        (1) The acts or omissions of any entity that contracts with and/or provides services to the Investment Company (including any adviser, sub-adviser, custodian, fund accountant, transfer agent, or administrator other than Federated) other than a subcontractor Federated selects under Article 11.B. or 11.C.

        (2) The reliance on or use by Federated or its agents or subcontractors of information, records and documents in proper form which

              (a) are received by Federated or its agents or subcontractors from advisers, sub-advisers, custodian, fund accountant, transfer agent, administrator other than Federated, or other third parties contracted by or approved by the Investment Company or Fund for use in the performance of services under this Agreement; or

              (b) have been prepared and/or maintained by the Investment Company or its affiliates or any other person or firm on behalf of the Investment Company.

        (3) The reliance on, or the carrying out by Federated or its agents or subcontractors of, Proper Instructions of the Investment Company or a Fund.

        (4) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

              Provided, however, that Federated shall not be protected by this Article 12A. from liability for any act or omission resulting from Federated's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties.

    B.  Reliance

        At any time Federated may apply to an Investment Company officer for instructions, and may consult with legal counsel (who may be counsel for the Investment Company) with respect to any matter arising in connection with the services to be performed by Federated under this Agreement, and Federated and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in good faith reliance upon such instructions or upon the opinion of such counsel, provided such action is not in violation of applicable federal or state laws or regulations.

   C.   Notification

        The Party seeking indemnification under this Agreement ("Claimant") shall use all reasonable care to promptly identify and notify the Party against whom indemnification is or may be sought ("Indemnifier") concerning any situation that involves or probably will involve a claim for indemnification, and shall advise the Indemnifier of all pertinent facts and developments concerning such situation. The Indemnifier has the option to defend Claimant against any indemnifiable claim. If the Indemnifier elects to defend the Claimant, Indemnifier must first notify Claimant before taking over complete defense of the claim. Thereafter, Claimant shall initiate no further legal or other expenses for which it would seek indemnification under this Agreement. Further, the Claimant shall not confess any claim or compromise any case for which the Indemnifier would be obligated to indemnify Claimant unless the Indemnifier gives prior written consent.

Article 13.  Term and Termination of Agreement.

   The services and compensation under this Agreement shall take effect on November 1, 2004 and the Agreement shall continue through October 31, 2006 ("Initial Term"). Thereafter, the Agreement will automatically renew for successive twelve (12) month terms (a "Renewal Term") unless Federated receives written notice of termination from the Investment Company no less than ninety (90) days prior to the expiration of the Initial Term or a Renewal Term. The termination date for all original or after-added Funds that are, or become, covered under this Agreement shall be coterminous.

   In addition, each Party reserves the right to immediately terminate this Agreement upon giving written notice of: the dissolution or liquidation of either Party or other cessation of business other than a merger, reorganization or recapitalization, sale of all or substantially all of the assets of such Party as an ongoing business, or other transaction designed to defeat or frustrate the economic purposes and contractual obligations of either Party under this Agreement; financial difficulties on the part of either Party which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or a final, unappealable judicial, regulatory or administrative ruling or order in which either Party has been found guilty of criminal behavior in the conduct of its business.

   If the Investment Company terminates this Agreement, it bears full responsibility and will promptly reimburse Federated for its reasonable out-of-pocket expenses associated with transferring or moving Investment Company books, records and materials maintained by Federated under this Agreement. Additionally, Federated reserves the right to charge for any other reasonable expenses associated with such termination. The provisions of Article 10. Federated's Responsibility and Article 12. Indemnification shall survive this Agreement's termination.

Article 14.  Notices.

   Unless otherwise specifically provided herein, notices and other writings shall be delivered or mailed postage prepaid to the Investment Company at 5800 Corporate Drive, Pittsburgh, PA 15237-7010, Attention:
Secretary, to Huntington at Huntington Center, 5th Floor, 41 South High Street, Columbus, OH 43287, Attention: Daniel B. Benhase, Executive Vice President, Private Financial Group, or to Federated Services Company at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania, 15222-3779, Attention: Secretary, or to such other address as the Investment Company or Federated may hereafter specify in writing, and shall be deemed to have been properly delivered or given hereunder.

Article 15.  Governing Law and Venue

   The laws of the Commonwealth of Pennsylvania shall govern the construction and interpretation of this Agreement without regard to the conflict of laws principle. The Parties irrevocably consent to the jurisdiction and venue of any federal or state court in Allegheny County in the Commonwealth of Pennsylvania, in connection with any action or proceeding arising out of this Agreement. The Parties also irrevocably waive the right to object to the venue of any court on the ground of forum non conveniens.

Article 16.  Amendments and Additional Provisions.

   This Agreement may be amended or modified only by a written agreement executed by the Parties. From time to time, Federated, Huntington and/or the Investment Company may agree on interpretive or additional provisions under this Agreement that are consistent with the Agreement's operation and general tenor and do not contravene any applicable federal or state regulations or any provision of the Charter Documents. Any such interpretive or additional provisions shall be written, signed by the Parties, and attached to this Agreement, but shall not be deemed to be an amendment to this Agreement.


Article 17.  Counterparts.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

Article 18.  Merger of Agreement.

   This Agreement constitutes the entire agreement between the Parties and supersedes any prior oral or written agreement of the Parties.

Article 19.  Severability.

   In the event any provision of this Agreement is held illegal, void or unenforceable, the balance of this Agreement shall remain in effect.

Article 20.  Force Majeure.

   Federated shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Investment Company as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance. However, Federated represents that it has a business continuity plan designed to restore services as promptly as practicable upon such events.

Article 21. Limitations of Liability of Investment Company Trustees and Shareholders.

   The execution and delivery of this Agreement have been authorized by the Investment Company Trustees and signed by an authorized Investment Company officer, acting as such, and neither such authorization by these Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Investment Company, but bind only the property of the individual Funds, or Class, as provided in the Declaration of Trust.


      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                              THE HUNTINGTON FUNDS

                              By:  /s/ George M. Polatas
                                 --------------------------------------
                              Name:  George M. Polatas
                              Title:  Vice President


                              HUNTINGTON VA FUNDS

                              By:  /s/ George M. Polatas
                                 --------------------------------------
                              Name:  George M. Polatas
                              Title:  Vice President


                              FEDERATED SERVICES COMPANY

                              By:  /s/ Charles L. Davis. Jr.
                                 --------------------------------------
                              Name:  Charles L. Davis, Jr.
                              Title:  Vice President

                              THE HUNTINGTON NATIONAL BANK

                              By:  /s/ B. R. Bateman
                                 --------------------------------------
                              Name:  Bruce R. Bateman
                              Title:  Senior Vice President and Chief
Investment Officer


                          INVESTMENT COMPANY EXHIBIT
                                      To
                   AGREEMENT FOR SUB-ADMINISTRATIVE SERVICES
                                     among
           THE HUNTINGTON NATIONAL BANK, FEDERATED SERVICES COMPANY,
                 THE HUNTINGTON FUNDS AND HUNTINGTON VA FUNDS


                                                             Revised:  11/01/04


The Huntington Funds

                     List of Portfolios

                  Huntington Dividend Capture Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares
                  Huntington Fixed Income Securities Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares
                  Huntington Florida Tax-Free Money Fund
                     Investment A Shares
                     Trust Shares
                  Huntington Growth Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares
                  Huntington Income Equity Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares
                  Huntington Intermediate Government Income Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares
                  Huntington International Equity Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares
                  Huntington Michigan Tax-Free Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares

                  Huntington Mid Corp America Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares
                  Huntington Money Market Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares
                     Interfund Shares
                  Huntington Mortgage Securities Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares
                  Huntington New Economy Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares
                  Huntington Ohio Municipal Money Market Fund
                     Investment A Shares
                     Trust Shares
                  Huntington Ohio Tax-Free Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares
                  Huntington Rotating Markets Fund
                     Investment A Shares
                     Trust Shares
                  Huntington Short/Intermediate Fixed Income Securities Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares
                  Huntington U.S. Treasury Money Market Fund
                     Investment A Shares
                     Trust Shares
                  Huntington Situs Small Cap Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares
                  Huntington Macro 100 Fund
                     Investment A Shares
                     Investment B Shares
                     Trust Shares

Huntington VA Funds

                  List of Portfolios

                  Huntington VA Growth Fund
                  Huntington VA Dividend Capture Fund
                  Huntington VA Income Equity Fund
                  Huntington VA Mid Corp America Fund
                  Huntington VA New Economy Fund
                  Huntington VA Rotating Markets Fund
                  Huntington VA Macro 100 Fund
                  Huntington VA International Equity Fund
                  Huntington VA Mortgage Securities Fund
                  Huntington VA Situs Small Cap Fund


                    SUB-ADMINISTRATIVE SERVICES FEE EXHIBIT


   Huntington agrees to pay and Federated hereby agrees to accept as full compensation for its Sub-Administrative Services under this Agreement a sub-administrative fee at the following annual rate:

            Fee Rate                    Average Daily Net Assets of the Fund
            --------                    ------------------------------------
             .05%                         on the first $3 billion
             .04%                         on the next $2 billion
             .03%                         on assets in excess of $5 billion

   There is a minimum annual fee per fund of $50,000. There are no Share Class minimums. The per Fund minimum fee will be waived for any Fund created after the date of this Agreement for twelve (12) months from the date of such Fund's effectiveness with the SEC.

   IN WITNESS WHEREOF, the Parties hereto have caused this Sub-Administrative Services Fee Exhibit to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year below.

Dated:                      November 1, 2004


                              FEDERATED SERVICES COMPANY

                              By:  /s/ Charles L. Davis, Jr.
                                 --------------------------------------
                              Name:  Charles L. Davis, Jr.
                              Title:  Vice President


                              THE HUNTINGTON NATIONAL BANK

                              By:  /s/ B. R. Bateman
                                 --------------------------------------
                              Name:  Bruce R. Bateman
                              Title:  Senior Vice President and Chief
Investment Officer

Accepted by:

THE HUNTINGTON FUNDS

By:  /s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President


HUNTINGTON VA FUNDS

By:  /s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President